UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         July 25, 2005

Hibernia Corporation
(Exact name of registrant as specified in its charter)

Louisiana (State or other jurisdiction of incorporation)	1-10294 (Commission File Number)	72-0724532 (IRS Employer Identification No.)
313 Carondelet Street, New Orleans, Louisiana 70130 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (504) 533-3333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.

        Pursuant to an Agreement and Plan of Merger between Hibernia Corporation (the “Company”) and Capital One Financial Corporation (“Capital One”) dated as of March 6, 2005, the Company is expected to merge into Capital One (the “Merger”), provided that the Company’s shareholders approve the merger, regulatory approval is obtained and certain other conditions are satisfied. In connection with the Merger, a temporary suspension of transactions involving the Company’s Retirement Security Plan (the “401(k) Plan” or the “Plan”) is required in order to allow the Plan’s recordkeeper to process consideration elections made by participants in the Plan in connection with the Merger.

        On July 25, 2005, the Company sent a notice to its directors and executive officers informing them of a temporary suspension of transactions by directors and executive officers involving Company equity securities in connection with the blackout period under the 401(k) Plan. The notice stated that the blackout period for the 401(k) Plan will start on August 11, 2005 and is expected to end on September 12, 2005. The notice, which was provided to the Company’s directors and executive officers in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 and Rule 104 of Regulation BTR, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

   (c) Exhibits

Number        Description

99.1                  Notice sent to directors and executive officers of Hibernia Corporation on July 25, 2005

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2005	HIBERNIA CORPORATION (Registrant) By: /s/ Cathy E. Chessin Cathy E. Chessin Executive Vice President, Secretary and Corporate Counsel

EXHIBIT INDEX

Exhibit No. Description

99.1                  Notice sent to directors and executive officers of Hibernia Corporation on July 25, 2005

Exhibit 99.1

HIBERNIA CORPORATION

To:     Executive Officers and Directors of Hibernia Corporation

From:   Hibernia Corporation

Date:   July 25, 2005

Re:     Notice of Blackout Period

        In connection with the merger (the “Merger”) of Hibernia Corporation (“Hibernia”) with Capital One Financial Corporation (“Capital One”), a “blackout period” has been imposed on participants in the Retirement Security Plan (“RSP”). Under the Sarbanes-Oxley Act of 2002 and applicable SEC regulations, executive officers and directors of Hibernia are generally prohibited from engaging in transactions involving Hibernia equity securities (including options and other derivatives based on Hibernia stock) while RSP participants are subject to this blackout period. On July 22, 2005, Hibernia notified RSP participants of the blackout period. A copy of that notice is attached.

    1.        Duration of the Blackout Period. The blackout period will start on August 11, 2005, and is expected to end on September 12, 2005. We have the right to extend the blackout period if we need additional time to process RSP participant instructions with respect to the election of merger consideration. We may also end the blackout period earlier if we are unable to complete the Merger or if we process the merger consideration elections more quickly than we anticipate. We will notify you if we extend or shorten the blackout period.

    2.        Prohibited Transactions. During the blackout period, you are generally prohibited from, directly or indirectly, purchasing, selling or otherwise acquiring or transferring any “equity security” of Hibernia (see section 3 below). Prohibited transactions include, but are not limited to, open market purchases and sales of equity and derivative securities, including stock option exercises and sales of restricted stock. The trading restrictions also apply to members of your immediate family and your household and any individuals or entities that you may be deemed to, directly or indirectly, share beneficial ownership with (such as a trust, family partnership or similar entity).

        Dispositions of Hibernia equity securities in connection with the Merger, including your election of merger consideration and the conversion of Hibernia stock options and restricted stock pursuant to the merger agreement, are exempt from the blackout period trading restrictions. Other exemptions include (but are not limited to) purchases and sales under 10b5-1(c) trading plans (so long as you do not make or modify your election during the blackout period or when you are aware of the dates of the blackout), regular, periodic investment of dividends under Hibernia’s dividend reinvestment plan, and bona fide gifts or transfers by will or the laws of descent and distribution.

    3.        Securities Covered by Blackout. The blackout trading prohibition covers equity and derivative securities you acquired “in connection with service as a director or employment as an executive officer.” This includes, among other things, securities you acquired under a compensatory plan or contract (such as under a stock option, or a restricted stock award), as a direct or indirect inducement to employment as an executive officer or upon joining the Board of Directors.

        Securities acquired outside of your service as a director or executive officer (such as shares you acquired when employed before you were an executive officer) are not covered. If you hold both covered shares and non-covered shares, however, any shares that you sell will be presumed to come first from the covered shares, unless you can identify the source of the sold shares and show that you use the same identification for all related purposes (such as tax reporting and disclosure requirements). Given the applicable rules and the short time period involved, we recommend that you avoid any change in your beneficial ownership of Hibernia equity and derivative securities during the blackout period.

    4.        Penalties. If you (or any related person covered by the blackout period) engage in a transaction that violates these rules, the profits from the transaction will be recoverable in a lawsuit by Hibernia or one of its shareholders. You are also subject to civil and criminal penalties.

THE RULES SUMMARIZED ABOVE ARE COMPLEX, AND THE CRIMINAL AND CIVIL PENALTIES THAT COULD BE IMPOSED UPON EXECUTIVE OFFICERS AND DIRECTORS WHO VIOLATE THEM COULD BE SEVERE. TO AVOID ANY INADVERTENT VIOLATIONS OF THE BLACKOUT PERIOD RESTRICTIONS, YOU ARE REQUIRED TO PRE-CLEAR WITH HIBERNIA ANY TRANSACTIONS IN HIBERNIA SECURITIES DURING THE BLACKOUT PERIOD (OTHER THAN IN CONNECTION WITH THE MERGER). TO OBTAIN PRE-CLEARANCE OR FOR ADDITIONAL INFORMATION ABOUT THE BLACKOUT PERIOD RESTRICTIONS, PLEASE CONTACT:

Hibernia Corporation
Cathy E. Chessin
225 Baronne Street, 11th Floor
New Orleans, LA 70112
504-533-3299

HIBERNIA CORPORATION
Retirement Security Plan

To:     All Participants, Alternate Payees and Beneficiaries

From:   Employee Benefit Plans Committee

Date:   July 22, 2005

Re:     Hibernia Corporation Retirement Security Plan (the "RSP")

        Hibernia Corporation has agreed to merge into Capital One Financial Corporation (“Capital One”), provided our shareholders approve the merger, regulatory approval is obtained and certain other conditions are satisfied. Because the RSP holds shares of Hibernia common stock that must be exchanged for shares of Capital One common stock and/or cash in connection with the merger (the “exchange”), if the merger proceeds, access to your accounts in the RSP must be suspended for a limited period (called a “blackout period”) to permit the exchange to be completed. This notice includes important information about the blackout period. We encourage you to carefully review this notice and consider how the blackout period may affect your retirement planning, as well as your overall financial plans.

    1.        Blackout Period. The blackout period will begin as follows:

o	For Plan Loans and Withdrawals: On August 11, 2005, at 1:00 p.m., central time, which will be the last date and time on which you can apply for a loan using the VRU, the plan’s automated telephonic response system, or request a withdrawal from your plan accounts; and

o	For Investment elections: On August 16, 2005, at 1:00 p.m., central time, which will be the last date and time on which investment changes can be submitted.

        The blackout period will end and your accounts will be available for all plan transactions on September 12, 2005. We have the right to extend the blackout period if additional time is needed to complete the exchange. We can also end the blackout period earlier if the conditions applicable to the merger are not satisfied or if the exchange is completed more quickly than we anticipate. We will notify you if we extend or shorten the blackout period. You can also determine whether the blackout period has ended or been extended by calling 1-800-554-6513 or by accessing https://www.frps401k.com.

        This notice is provided in accordance with the provisions of ERISA, which generally require that we furnish you with notice at least 30 days before the beginning of the blackout period. There are certain permitted exceptions to the 30-day notice requirement. We were unable to comply with the required notice on account of, among other things, administrative complexities arising in connection with the merger, and we are therefore taking advantage of one of the exceptions permitted under ERISA.

    2.        Limitations During the Blackout Period. During the blackout period, you will be unable to:

o	Obtain a loan	o	Obtain a final distribution
o	Make a withdrawal	o	Make investment changes to your plan accounts

        If you wish to request a loan, you must do so using the VRU before 1:00 p.m., central time, on August 11th. If you intend to receive a withdrawal from your plan accounts, you must complete your withdrawal request before 1:00 p.m., central time, on August 11th. To make investment changes with respect to your accounts, you must submit your instructions before August 16th, 1:00 p.m., central time.

        As you know, the plan does not ordinarily process final distributions during the month of August, and final distributions for the month of July will be completed before the blackout period begins. You can continue to submit distribution requests during the blackout period; your request will be processed and paid in accordance with our regular final distribution rules, after the blackout period ends.

        Finally, any contributions or dividends received during the blackout period will not be allocated to your RSP accounts until the end of the blackout period. Pending the allocation, these amounts will be held by the trustee, uninvested.

    3.        Investment Elections. During the blackout period, you will be unable to change the directions you have given for the investment of amounts allocated to your accounts. It is important that you carefully review and consider the appropriateness of your current investment elections before the period begins, since you will not be able to change them during the blackout period. In addition, you should be aware that there is a risk to holding a substantial portion of your assets in the securities of a single company, including an investment in Hibernia common stock through the RSP. This is because nondiversified investments are generally more volatile than diversified investments, such as mutual funds that invest in a number of securities. Since you will be unable to change the directions for the investment of your accounts during the blackout period, you should consider whether diversification is appropriate and make any necessary changes before the blackout period begins.

    4.        Additional Information about Investment in Capital One Common Stock. If the merger is approved by our shareholders and your plan accounts are invested in Hibernia common stock, you will be given the opportunity to elect to receive cash, Capital One common stock or a combination of cash and Capital One common stock in exchange for the shares of Hibernia common stock that you own through the RSP. You will separately receive information about this election. Any cash received by the RSP in connection with this exchange will be invested in the Hibernia Corporation Cash Reserve Fund, which is a money market fund; after the blackout period ends, you can direct the investment of amounts allocated to this account in your discretion to the other investment options available under the RSP. You can obtain a copy of the prospectus for the Cash Reserve Fund by contacting Pam Marinaro at the address and telephone number listed below.

        If you have any questions about this notice or your rights during the blackout period or otherwise, please contact:

Hibernia Corporation
Pam Marinaro
225 Baronne Street, 26th Floor
New Orleans, LA 70112
504-533-5517